UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 23, 2014 (December 18, 2014)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Loan from Comstock Growth Fund, L.C. to Comstock Holding Companies, Inc.

On October 17, 2014, Comstock Holding Companies, Inc. (the “Company”) previously disclosed that it had entered into a promissory note (the “Original Promissory Note”) with Comstock Growth Fund, L.C. (“CGF”) whereby CGF made a loan to the Company in the initial principal amount of $10 million and a maximum amount available for borrowing of up to $20 million with a three year term.

On December 18, 2014, the Company entered into an amended and restated Original Promissory Note (the “Promissory Note”) with CGF whereby CGF made a loan to the Company, in the current aggregate principal amount of $10 million and a maximum amount available for borrowing of up to $25 million with a three year term (the “Loan”) commencing October 14, 2014. The interest rate will be a floating rate of LIBOR plus nine and three quarters percent (9.75%) with a ten percent (10%) floor and interest payments will be made monthly in arrears. There will be a principal reduction of ten percent (10%) annually based on an average outstanding balance for the prior year. At the initial closing, the Company paid an origination fee of one percent (1%) on the amount of the advance.

The capital provided to the Company by the Loan will be used by the Company (i) to capitalize the Company’s current and future development pipeline, (ii) to repay all or a portion of the Company’s prior private placements, (iii) to repay all or a portion of the Company’s project mezzanine loans, and (iv) for general corporate purposes.

Private Placement by Comstock Growth Fund, L.C.

As previously disclosed, on October 17, 2014, CGF entered into a subscription agreement with Comstock Development Services, LC, (“CDS”), an entity wholly-owned by Christopher Clemente, the Chief Executive Officer of the Company, pursuant to which CDS purchased membership interests in CGF (the “Interests”) for an initial aggregate principal amount of $10 million and received additional commitments from members of the Company’s management and board of directors (the “Initial Private Placement”).

Simultaneously, on December 18, 2014, CGF entered into amended and restated subscription agreements with CDS, management and members of the Company’s board of directors (collectively, the “Amended Private Placement”). CGF is offering additional Interests for sale to third party accredited investors, which could increase the total amount of capital raised up to $25 million. Collectively, management, members of the Company’s board of directors and third party accredited investors are hereby referred to “Purchasers” or each a “Purchaser”.

The Interests are governed by the Amended and Restated Operating Agreement of CGF entered into by the Company, as the manager of CGF, and each Purchaser (as amended, the “Operating Agreement”). The Operating Agreement contains terms and provisions governing CGF, including distributions to the Purchasers, representations and covenants of the Purchasers and the Company, and limitations on liability. In addition, the Operating Agreement provides that the Purchasers are entitled to all distributable cash flow of CGF, primarily consisting of the interest and curtailment payments made under the Loan. CHCI is the manager of CGF but does not own any Interests.

In connection with the Amended Private Placement, the Company has agreed to issue warrants (“Warrants,” and each a “Warrant”) to purchase shares of the Company’s Class A Common Stock (“Class A Common Stock”) to CGF. CGF, pursuant to the terms of the Operating Agreement, will distribute the warrants to Purchasers other than CDS who purchase an amount of Interests (x) for a subscription amount of $249,999 or less, approximately 5% warrant coverage in relation to the amount invested, or (y) for a subscription amount of $250,000 or more, approximately 10% warrant coverage in relation to the amount invested, or (z) such other lesser number of shares of Class A common stock as determined between Purchaser and the Company. The Warrants represent the right to purchase an aggregate amount of between 750,000 to 1,500,000 shares of Company’s Class A Common Stock, depending upon the investment amount of each Purchaser.

In addition, CGF will exercise all or a portion of the Company’s option to repurchase approximately 3,000,000 shares of Class A Common Stock and the Company’s Class B common stock from the Company’s former Chief Operating Officer (the “Option”). All of the shares of the Class B common stock will be automatically converted into Class A Common Stock upon purchase by CGF. Pursuant to the terms of the Operating Agreement, CGF will then distribute to Purchasers 16,000 shares of Class A Common Stock for each $100,000 of Interest(s) (or portion thereof) purchased by a Purchaser (including to Purchasers that are affiliates or insiders). Additionally, following CGF’s exercise of the Option, CGF will distribute 6,000 shares of Class A Common Stock to CDS for each $100,000 of Interests (or portion thereof) purchased by CDS.

For Purchasers who are not affiliates or insiders, the Warrants have an initial exercise price (subject to certain restrictions as indicated on each Warrant) equal to the average of the closing price of the Class A Common Stock over the 20 trading days preceding the issuance of the Warrant. The exercise price and number of the shares of Class A Common Stock issuable upon the exercise of the Warrants will be subject to adjustment as a result of certain events as described in the Warrants. The Warrants contain a cashless exercise provision. In the event a Purchaser exercises the Warrant on a cashless basis, the Company will not receive any proceeds. The Warrants may be exercised at any time within ten years from the date of issuance.

The foregoing description of the material terms of the Warrants and the Promissory Note is qualified in its entirety by reference to the full text of the form of Warrant and the Promissory Note, which will be filed as exhibits to the Company’s Form 10-K for the year ending December 31, 2014.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 3.02. The Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506(c) promulgated thereunder and distributed to Purchasers, and the certificates representing the securities shall bear legends to that effect. Each Purchaser represented him, her, or itself as an accredited investor (as defined by Rule 501 under the Securities Act) and CGF and the Company took reasonable steps to verify such status. The Warrants and the shares of Class A Common Stock issuable upon the exercise of the Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2014

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer